Exhibit A
                                                                  ---------

                             INFORMATION WITH RESPECT TO
                           EXECUTIVE OFFICERS AND DIRECTORS
                               ROCKEFELLER & CO., INC.
                        -------------------------------------




                              POSITION WITH            PRINCIPAL
                              ROCKEFELLER &            OCCUPATION AND
               NAME           CO., INC.                PLACE OF BUSINESS
               -------        --------------           -----------------
          1. Grant, Laird     Chief Executive          Chief Executive
             Irvine           Officer, President       Officer, President
                                                       and a Director of
                                                       R&Co.; Director of
                                                       RFS; Chief
                                                       Executive Officer
                                                       and a Director of
                                                       The Rockefeller
                                                       Trust Company(1)


          2. Leyden, John     Vice President -         Vice President -
              Thomas          Finance and Treasurer    Finance and
                                                       Treasurer of R&Co.;
                                                       Vice President -
                                                       Finance and
                                                       Treasurer of RFS


          3. Strawbridge,     Vice President,          Vice President,
              David Alan      Secretary and            Secretary and
                              General Counsel          General Counsel of
                                                       R&Co.; Secretary
                                                       and General Counsel
                                                       of RFS


          4. Rockefeller,     Chairman of the          Chairman of the
              Jr., David      Board                    Board of R&CO.;
                                                       Chairman of the
                                                       Board, President,
                                                       Chief Executive
                                                       Officer and a
                                                       Director of RFS


          5. Cabot, Walter    Director                 Senior advisor with
              Mason                                    Standish, Ayer &
                                                       Wood(2)


          -----------------------

          1. 30 Rockefeller Plaza, 54th Floor, New York, NY (kind of business: trust services).

          2. One Financial Center, 26th Floor, Boston, MA 02111 (kind of business: investment advisory).

          6. Campbell, Colin  Director                 President of
              Goetze                                   Rockefeller
                                                       Brothers Fund(3)


          7. Caulkins, Abby   Director                 Director of R&Co.
              O'Neill                                  RFS


          8. Flaherty,        Director                 Director of R&Co.
              Pamela Potter                            and RFS; Executive
                                                       of Citicorp(4)


          9.  O'Neill, Abby   Director                 Director of R&Co.
               Milton                                  and RFS; Trustee of
                                                       Massachusetts
                                                       Financial Services
                                                       Company(5)


          10. Rockefeller,    Director                 Director of R&Co.
               David                                   and RFS


          11. Rockefeller,    Director                 Director of R&Co.
               Mark F.                                 and RFS


          12. Rockefeller,    Director                 Director of R&Co.;
               Peter Clark                             Vice President of
                                                       Donaldson Lufkin &
                                                       Jenrette Securities
                                                       Corp.(6)


          13. Rockefeller,    Director                 Director of R&Co
               Richard Gilder                          and RFS; Self-
                                                       employed in medical
                                                       family practice
                                                       business(7)


          ---------------------

          3. 30 Rockefeller Plaza, 54th Floor, New York, NY (kind of business: philanthropic).

          4. 153 E. 53rd Street, 23rd Floor, New York, NY 10043 (kind of business: banking).

          5. Boston, MA (kind of business:  mutual fund).

          6. 277 Park Ave., 16th Floor, New York, NY 10172 (kind of business: investment banking).

          7. Portland, ME.

          14. Rockefeller,    Director                 Director of R&Co.
               Rodman Clark                            and RFS; Chairman
                                                       of Pocantico
                                                       Associates, Inc.(8)


          15. Smith,          Director                 Director of R&Co.
               Elizabeth W.                            and RFS; Senior
                                                       Vice President of
                                                       Sotheby's, Inc.(9)


          16. Williams,       Director                 Director of R&Co.
               Joseph Dalton                           and RFS








          ---------------------

          8. 610 Fifth Avenue, Room 316, New York, NY 10020 (kind of business: real estate development).


          9. 1334 York Avenue, New York, NY 10021 (kind of business: auction house).